DGSE Companies, INC.


                                ----------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To be held June 27, 2006



Notice is hereby given that the Annual Meeting of Shareholders of DGSE Companies, Inc. will be held on Monday, June 27, 2006, at 6:00 P.M. at the Company's executive offices at 2817 Forest Lane, Dallas, Texas 75234, for the purpose of considering and voting upon:

     1.   The election of Directors.

     2.   The proposal to approve the 2006 Equity Incentive Plan.

     3. Transacting such other business as may properly come before the meeting.

The close of business on May 1, 2006, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at this meeting and any adjournment thereof, and only shareholders of record on such date shall be entitled to notice of and to vote at the meeting.

Please promptly date, sign and mail the enclosed proxy using the enclosed return envelope which needs no postage if mailed within the United States.




                                      By order of the Board of Directors




                                      Dr. L.S. Smith, Ph.D Chairman of the Board and Secretary

Dated: May 10 2006

                                 PROXY STATEMENT

                                ----------------

                              DGSE Companies, Inc.
                                2817 Forest Lane
                               Dallas, Texas 75234

                                 ---------------


                         ANNUAL MEETING OF SHAREHOLDERS


This statement is furnished to shareholders in connection with the solicitation by the Board of Directors of DGSE Companies, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on June 27, 2006, at 6:00 P.M. at the Company's executive offices at 2817 Forest Lane, Dallas, Texas 75234, and any adjournment thereof. This proxy statement and the proxies solicited hereby are first being sent or delivered to shareholders on or about May 10, 2006. Certain employees of the Company may solicit proxies by telephone or in person. The expense of preparing, printing and mailing the proxies will be borne by the Company. A copy of the Company's Annual Report on Form 10-K (including the financial statements) ("Form 10-K") is enclosed herewith.


                                     VOTING

The proxy may be revoked by the shareholder at any time prior to its use. If it is signed properly by the shareholder and is not revoked, it will be voted at the meeting. If a shareholder specifies how the proxy is to be voted with respect to the election of Directors and approval of the Company's Equity Incentive Plan, it will be voted in the manner specified on the enclosed proxy. If no instructions are received, the proxy will be voted for the proposals as set forth in the proxy.

At the close of business on May 1, 2006, 4,913,290 shares of the Company's Common Stock, par value $.01 per share, were outstanding and eligible for voting at the meeting. Each shareholder of record is entitled to one vote for each share held in all matters to come before the meeting. Only shareholders of record at the close of business on May 1, 2006, are entitled to notice of and to vote at the meeting.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

The Company's Board of Directors at a meeting held on April 14, 2006, nominated five persons to be elected at the Annual Meeting to serve as Directors of the Company for a term of one year and until their respective successors shall have been elected and shall have qualified.

It is the intention of the persons named in the proxy to vote for the election of the persons named below. If any nominee is unable or unwilling to serve, which the Board of Directors does not anticipate, the persons named in the proxy will vote for another person in accordance with their judgment.

The following table and notes thereto set forth the age, principal occupation, period of time served as a Director of the Company, business experience, and other directorships held by each of the five nominees for election as Directors:

                                                    Year First
                                                      Elected
                                                    Director or
                                                     Appointed
                                                    Officer of
     Name               Age     Position              Company
     ----               ---     --------            -----------

Dr. L.S. Smith
Ph.D (1)                 59     Chairman of the        1980
                                Board of Direc-
                                tors, Chief
                                Executive Officer
                                and Secretary

W.H. Oyster (2)          53     Director, Presi-       1990
                                dent and Chief
                                Operating Officer


William P. Cordeiro (3)  62     Director               1999



Paul Hagen (4)           57     Director               2004


Craig Alan-Lee (5)       49     Director               2004

Business Experience During Last Five Years
------------------------------------------

(1) Chairman of Board of Directors, and Chief Executive Officer and Secretary of the Company since 1980.

(2)  Director, President and Chief Operating of the Company since January 1990.

(3) Director and independent member and financial expert of the Audit Committee of the Company since June 1999. Management Professor, School of Business and Economics, California State University since June 1990. Partner, Bartik, Cordeiro & Associates, Inc., a management consulting firm since January 1990.

(4) Director and member of the Audit Committee of the Company since December 2004. President of Premier Marketing, Inc., a retail consulting firm. President of Silverman Consultants, Inc., a wholly-owned subsidiary of the Company from April 2002 through November 2004. From October 1996 through April 2002, Vice President of Bobby Wilkerson, Inc. a retail consulting company.

(5) Director and independent member of the Audit Committee of the Company since December 2004. Senior loan consultant with Castle Funding, Inc., a mortgage loan company since November 1994.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table and notes thereto set forth certain information as of April 28, 2006, pertaining to securities ownership by persons known to the Company to own 5% or more of the Company's Common Stock.

The information contained herein has been obtained from the Company's records, from various filings made by the named individuals with the Securities and Exchange Commission, or from information furnished direct ly by the individual or entity to the Company:

 Name and address             Amount and nature          Percent
 of beneficial owner        of beneficial owner(1)     of class(1)
---------------------       ----------------------     -----------

Dr. L. S. Smith, Ph.D           2,666,233 (2)(5)          46.3%
  2817 Forest Lane
  Dallas, Texas 75234

Craig Alan-Lee                    325,000 (5)(6)           6.6%
  11230 Dilling Street
  North Hollywood,
  California 91602

John Michael Paulson              275,000 (3)              5.6%
  2250 East Tropicana
  # 19-121, Las Vegas,
  Nevada 89119

Edward White                      275,000 (3)              5.6%
  21700 Oxnard Street
  Woodland Hills,
  California 91367

W. H. Oyster                      288,615 (4)              5.6%
  2817 Forest Lane
  Dallas, TX 75234

(1) To the best knowledge of the Company, all shares are held of record with sole voting and investment power except as otherwise stated in footnote (3) and (5) below. All calculations are based on 4,913,290 shares outstanding as of the above referenced date, adjusted for exercisable stock options.

(2) Includes 577,777 and 267,857 shares currently exercisable under stock options with exercise prices of $2.25 and $1.12 per share, respectively.


(3) Includes 275,000 shares held in the Allen E. Paulson Living Trust of which John Michael Paulson is a co-trustee with Edward White.

(4) Includes 250,000 shares currently exercisable under a stock option with an average exercise price of $2.23 per share.

(5)  Craig Alan-Lee has given Dr. L.S. Smith a proxy to vote his 320,000 shares.

(6) Includes 5,000 shares currently exercisable under a stock option with an average exercise price of $2.82 per share.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following sets forth information as of April 28, 2006, with respect to the Company's Common Stock owned beneficially by persons named therein who are officers or nominees for election as directors of the Company and by directors and officers as a group.

The information contained herein has been obtained from the Company's records, from various filings made by the named individuals with the Securities and Exchange Commission, or from information furnished directly by the individual to the Company:


 Name and address             Amount and nature          Percent
 of beneficial owner        of beneficial owner(1)     of class(1)
---------------------       ----------------------     -----------

Dr. L. S. Smith, Ph.D.          2,666,233 (2)(6)           46.3%
  Chairman and Chief
  Executive Officer
  2817 Forest Lane
  Dallas, Texas 75234
W. H. Oyster                      288,615 (3)               5.6%
  President
  2817 Forest Lane
  Dallas, TX 75234
John Benson                       160,500 (4)               3.2%
  Chief Financial Officer
  2817 Forest Lane
  Dallas, TX 75234
William P. Cordeiro                22,500 (5)                .5%
  Director
  1340 E. Alosta #  200
  Glendora, CA 91740
Craig Alan-Lee                    325,000 (6)(7)            6.6%
  Director
  11230 Dilling Street
  North Hollywood,
  California 91602
Paul Hagen                          5,000 (7)                 -
  Director
  5719 Lorinwoods Dr.
  Houston, Texas 77066

All directors and officers      3,467,848  (8)             55.8%
  as a group (6 individuals)
----------------------------

(1) To the best knowledge of the Company, all shares are held of record with sole voting and investment power except as otherwise stated in footnote (6) below. All calculations are based on 4,913,290 shares outstanding as of the above referenced date, adjusted for exercisable stock options.
(2) Includes 577,777 and 267,857 shares currently exercisable under stock options with exercise prices of $2.25 and $1.12 per share, respectively.

(3) Includes 250,000 shares currently exercisable under stock options with an average exercise price of $2.23 per share.
(4) Includes 150,000 shares currently exercisable under stock options with an average exercise price of $2.02 per share.
(5) Includes 22,500 shares currently exercisable under stock options with an exercise price of $ 2.47 per share.
(6)  Craig Alan-Lee has given Dr. L.S. Smith a proxy to vote his 320,000 shares
(7) Includes 5,000 shares currently exercisable under a stock option with an average exercise price of $2.82 per share.
(8)  Includes  577,777,  267,857,  250,000,  150,000,  45.000 and 10,000  shares currently exercisable under stock options with an exercise price or average price, as the case may be, of $2.25, $ 1.12, $2.23, $ 2.02, $2.47 and
     $2.82, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain officers to send reports of their ownership and of changes in ownership of the Company's Common Stock to the Securities and Exchange Commission. Based on the Company's review of the reports it has received, the Company believes all of its directors and officers complied with all reporting requirements applicable to them with respect to transactions in 2005.


                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The business affairs of the Company are managed by or under the direction of the Board of Directors. During 2005, the Company's Board of Directors met six (6) times. All members of the Board of Directors were present at each of the meetings.


The Company does not have a nominating or compensation committee of the Board of Directors, or any committee performing similar functions.

An audit committee of the Board of Directors was formed during June 1999, and met six times during the year 2005. The audit committee oversees the operation of a comprehensive system of internal controls to ensure the integrity of the Company's financial statements and compliance with laws, regulations and corporate policies. The audit committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2005 with senior management. The audit committee has discussed with BKR Cornwell Jackson, the independent auditors of the Company, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The audit committee has also received the written disclosures and the letter from BKR Cornwell Jackson required by Independent Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the audit committee has discussed with BKR Cornwell Jackson the independence of BKR Cornwell Jackson as auditor of the Company. Based on the foregoing, the audit committee of the Company recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the United States Securities Exchange Commission. Specific functions and responsibilities of the audit committee are set forth in the charter adopted by the Board of Directors which is attached as Appendix B to this proxy statement. Its members are William P. Cordeiro, Paul Hagen and Craig Alan-Lee.

Compensation of Directors

Directors who are also employees of the Company do not receive any compensation for serving as a director or as a member of a committee of the Board of Directors. Directors who are not employees of the Company receive a fee in the amount of $ 500 for each meeting of the Board of Directors and each committee meeting of the Board of Directors attended. In addition, William P. Cordeiro has been granted options for the purchased of 22,500 shares of the Company's Common Stock at an exercise price equal to the then fair market value of the Company's Common Stock. Both Craig Alan-Lee and Paul Hagen have been granted an option to purchase 5,000 shares of the Company's Common Stock at an exercise price equal to the then fair market value of the Company's Common Stock.


                             EXECUTIVE COMPENSATION


The following information is furnished with respect to each of the most highly compensated executive officers of the Company whose cash compensation from the Company and its subsidiaries during the Company's last fiscal year exceeded $ 100,000.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                               Annual Compensation
                               -------------------     Long-Term
                                                      Compensation
                                                      ------------
                                                         Awards
                                                         ------
Name                                                  Securities
and                                                     Under-
Principal                                               lying
Position               Year      Salary      Bonus     Options
--------------------------------------------------    ----------

Dr. L.S. Smith         2005     $178,739  $ 67,500        -
Chief Executive        2004     $157,197  $ 73,200        -
Officer                2003     $149,625  $ 57,288        -

W.H. Oyster            2005     $163,735   $45,000        -
President and          2004     $143,730   $49,400        -
Chief Operating        2003     $136,806   $35,099        -
Officer

John Benson            2005     $ 98,443   $25,000        -
Chief Financial        2004     $ 87,581   $28,200        -
Officer                2003     $ 83,363   $22,566        -

Securities Authorized for Issuance Under Equity Compensation Plans.

The Company has a stock option (the "Plan") adopted effective January 1, 2004. The Plan was approved by shareholders on June 21, 2004.

The purpose of the Plan is to provide additional incentive to officers, directors and key employees of the Company by encouraging them to acquire new or additional share ownership in the Company, thus increasing their proprietary interest in the Company's business and providing them with an increased personal interest in the Company's continued success and progress. These objectives will be promoted through the grant of options to acquire the Company's Common Stock, $ .01 par value per share (" Shares"), pursuant to the terms of the Plan.

The aggregate number of Shares for which options may be granted under the Plan is One Million Seven Hundred Thousand (1,700,000) including One Million Four Hundred Twenty Thousand Six Hundred Thirty Four (1,420,634) Shares reserved under options previously granted and currently outstanding. The following table sets forth shares reserved under options currently outstanding and additional Shares reserved for future grants under the Plan:


                                                      AVERAGE
                                                     PER SHARE
                                      NUMBER OF       OPTION
                                       SHARES         PRICE
                                      ---------       ------

Shares reserved for current
Outstanding options:
  Officers and Directors              1,290,634       $ 2.00
  All others                            145,000       $ 3.04
                                      ---------       ------
Total outstanding                     1,435,634       $ 2.10
Shares reserved for future grants       264,366       ======
                                      ---------
Plan Total                            1,700,000
                                      =========


The Board of Directors of the Company in its sole discretion may grant options to purchase Shares under the Plan. The price at which shares may be purchased pursuant to an option under the Plan shall be the closing market value as of the date the option is granted.

Each option granted under the Plan shall expire and all rights there under shall cease on the date which shall be the six month anniversary of the date of termination of employment or service as a director with the Company of the option holder.

Options granted under the plan may be exercised, in whole or in part, at any time on or after the date of grant.

Unless amended by the Board of Directors of the Company and approved by Shareholders of the Company, the Plan and all options granted there-under will automatically terminate on December 31, 2113.


                            PERFORMANCE PRESENTATION

The following graph compares the five-year cumulative return to Stockholders for DGSE Companies, Inc. Common Stock against the NASDAQ Composite Index, the S&P 600 Small cap Index and the S&P Retail Index for the period from January 1, 2001 to December 31, 2005. The comparison assumes $ 100 was invested in January 1, 2000 in the common stock and in each of the three indices and assumes reinvestment of dividends. The Company has not paid any dividends.

                     COMPARISON OF FIVEYEAR CUMLATIVE RETURN

               DGSE          NASDAQ        S&P            S&P
              COMMON        COMPOSITE     RETAIL          600
DATE          STOCK          INDEX        INDEX        SMALL CAP
----          ------        ---------     ------       ---------
2000           100             100          100           100
2001            39              79          116           106
2002            12              54           89            89
2003            27              81          126           123
2004            33              88          153           150
2005            23              89          151           160








                                 PROPOSAL NO. 2
                           2006 EQUITY INCENTIVE PLAN

     The stockholders are being asked to approve the adoption of the 2006 Equity Incentive Plan (the "2006 Plan"). The 2006 Plan is intended to replace the DGSE Stock Option Plan (the "2004 Plan"). The Company's board of directors (the "Board") adopted the 2006 Plan on April 28, 2006, subject to the approval of the stockholders at the annual meeting. Stockholder approval of the 2006 Plan is being sought to (1) satisfy the requirements of the Department of Corporations of the State of California, (2) qualify certain compensation under the 2006 Plan as "performance-based compensation" not subject to the tax deduction limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the

"Code"), and (3) qualify certain stock options that may be granted under the 2006 Plan as Incentive stock options under Section 422 of the Code.

Description of the Proposal

     The Board approved the 2006 Plan because it believes that the best means for aligning the interests of employees and stockholders is through equity incentives, and the Company needs additional shares available for issuance as equity-based compensation. As of the record date for the Company annual meeting, the Company had 1,700,000 shares available for future issuance under its 2004 Plan. Additionally, the 2006 Plan includes provisions that are not part of the 2004 Plan and which are necessary for the Company to offer a competitive equity incentive program. Recent changes in the accounting treatment for stock options should make the use of these alternative types of awards more attractive in the future.

Description of the 2006 Equity Incentive Plan

     A copy of the 2006 Plan is attached to this proxy statement as Annex B. The following description of the 2006 Plan is a summary and is qualified by reference to the complete text of the 2006 Plan.

     Background and Purpose. The primary purpose of the 2006 Plan is to encourage ownership in our company by key personnel whose long-term service we consider essential to our continued progress, thereby linking these employees directly to stockholder interests through increased stock ownership. We currently have one stock option plan from which awards can be made, which we refer to as the 2004 Plan. The 2004 Plan authorizes up to 1.7 million shares for issuance pursuant to stock options. The 2006 Plan will provide for added flexibility over the 2004 Plan in light of recent changes in the rules affecting such plans.

     As of May 1,2006, options with respect to 1,435,634 shares were outstanding under the 2004 Plan at exercise prices ranging from $1.120 to $4.875 and 264,366 shares remain available for future grants. The Board has determined that the 2004 Plan may continue to be available for further option grants upon the effective date of the approval of our stockholders of the 2006 Plan.

     Eligible Participants. Awards may be granted under the 2006 Plan to any of our employees, directors, or consultants or those of our affiliates. As of May 1, 2006, there were approximately 49 full-time employees and three non-employee directors who would be eligible to participate. An incentive stock option may be granted under the 2006 Plan only to a person who, at the time of the grant, is an employee of the Company or an affiliated corporation.

     Number of Shares of Common Stock Available. If approved by the stockholders, a total of 750,000 new shares of our common stock will be reserved for issuance under the 2006 Plan. The maximum aggregate number of shares that may be issued under the 2006 Plan through the exercise of incentive stock options is 750,000. If an award is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, or is settled for less than the full number of shares of common stock represented by such award actually being issued, the unvested, cancelled, or unissued shares of common stock generally will be returned to the available pool of shares reserved for issuance under the 2006 Plan. In addition, if we experience a stock dividend, stock split, reorganization, or other change in our capital structure, the administrator may, in its discretion, adjust the number of shares available for issuance under the 2006 Plan and any outstanding awards as appropriate to reflect the stock dividend, stock split or other change. The share number limitations included in the 2006 Plan will also adjust appropriately upon such event.

     Administration of the 2006 Plan. The 2006 Plan will be administered by the Board or one or more committees of the Board, which we refer to as the Administrator. Our Board has appointed our Chairman of the Board as the Administrator referred to in the 2006 Plan. In the case of awards intended to qualify as "performance-based-compensation" excludable from the deduction limitation under Section 162(m) of the Code, the Administrator will consist of two or more "outside directors" within the meaning of Section 162(m).

     The Administrator has the authority to, among other things, select the individuals to whom awards will be granted and to determine the type of award to grant; determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards, and the form of consideration payable upon exercise; to provide for a right to dividends or dividend equivalents; and to interpret the 2006 Plan and adopt rules and procedures relating to administration of the 2006 Plan. Except to the extent prohibited by any applicable law, the administrator may delegate to one or more individuals the day-to-day administration of the 2006 Plan.

Award Types

     Options. A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period. An option under the 2006 Plan may be an incentive stock option or a nonstatutory stock option. The exercise price of an option granted under the 2006 Plan must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant.

     Unless the administrator determines to use another method, the fair market value of our common stock on the date of grant will be determined as the average of the highest and lowest quoted sales price for our common stock on the date the option is granted (or if no sales are reported that day, the average on the last preceding day on which a sale occurred), using a reporting source selected by the administrator. As of April 25, 2006, the average quoted sales price on the Nasdaq Stock Exchange for our common stock was $2.400 per share. The administrator determines the acceptable form of consideration for exercising an option, including the method of payment, either through the terms of the option agreement or at the time of exercise of an option, provided that consideration must have a value of not less than the exercise price of the options to be issued and must be actually received before issuing any shares. The 2006 Plan permits payment in the form of cash, check or wire transfer, other shares of common stock of the Company, cashless exercises, any other form of consideration and method of payment permitted by applicable laws, or any combination thereof.

     An option granted under the 2006 Plan generally cannot be exercised until it becomes vested. The administrator establishes the vesting schedule of each option at the time of grant and the option will expire at the times established by the administrator. After termination of the optionee's service, he or she may exercise his or her option for the period stated in the option agreement, to the extent the option is vested on the date of termination. If termination is due to death or disability, the option generally will remain exercisable for twelve months following such termination. In all other cases, the option generally will remain exercisable for three months. Nevertheless, an option may never be exercised later than the expiration of its term. The term of any stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years.

     Stock Awards. Stock awards are awards or issuances of shares of our common stock that vest in accordance with terms and conditions established by the administrator. Stock awards include stock units, which are bookkeeping entries representing an amount equivalent to the fair market value of a share of common stock, payable in cash, property, or other shares of stock. The administrator may determine the number of shares to be granted, and impose whatever conditions to vesting it determines to be appropriate, including performance criteria and level of achievement versus the criteria that the administrator determines. The criteria may be based on financial performance, personal performance evaluations, and completion of service by the participant. Unless the administrator determines otherwise, shares that are not vested typically will be subject to forfeiture or to our right of repurchase of the unvested portion of such shares at the original price paid by the participant, which we may exercise upon the voluntary or involuntary termination of the awardee's service with us for any reason, including death or disability. For stock awards intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the measures established by the administrator must be qualifying performance criteria. Qualifying performance criteria under the 2006 Plan include any of the following performance criteria, individually or in combination:

     o    cash flow

     o earnings (including gross margin, earnings before interest and taxes, earnings before taxes,and net earnings)

     o    earnings per share

     o    growth in earnings or earnings per share

     o    stock price

     o    return on equity or average stockholders' equity

     o    total stockholder return

     o    return on capital

     o    return on assets or net assets

     o    return on investment

     o    revenue

     o    income or net income

     o    operating income or net operating income

     o    operating profit or net operating profit

     o    operating margin

     o    return on operating revenue

     o    market share

     o    contract awards or backlog

     o    overhead or other expense reduction

     o growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index

     o    credit rating

     o    strategic plan development and implementation

     o    improvement in workforce diversity

     o    EBITDA

     o    any other similar criteria


     Qualifying performance criteria may be applied either to the Company as a whole or to a business unit, affiliate, or business segment, individually or in any combination. Qualifying performance criteria may be measured either annually or cumulatively over a period of years, and may be measured on an absolute basis or relative to a pre-established target, to previous years' results, or to a designated comparison group, in each case as specified by the administrator in writing in the award.

     Stock Appreciation Rights. A stock appreciation right is the right to receive the appreciation in the fair market value of our common stock in an amount equal to the difference between (a) the fair market value of a share of our common stock on the date of exercise, and (b) the exercise price. This amount will be paid, as determined by the administrator, in shares of our common stock with equivalent value, cash, or a combination of both. The exercise price must be at least equal to the fair market value of our common stock on the date of grant. Subject to these limitations, the administrator determines the exercise price, term, vesting schedule, and other terms and conditions of stock appreciation rights, except that stock appreciation rights terminate under the same rules that apply to stock options.

     Cash Awards. Cash awards confer upon the participant the opportunity to earn future cash payments tied to the level of achievement with respect to one or more performance criteria established by the administrator for a performance period. The administrator will establish the performance criteria and level of achievement versus these criteria, which will determine the target and the minimum and maximum amount payable under a cash award. The criteria may be based on financial performance or personal performance evaluations, or both. For cash awards intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the measures established by the administrator must be specified in writing and the amount payable as cash under such cash award is limited to $500,000.

Other Provisions of the 2006 Plan

     Transferability of Awards. Unless the administrator determines otherwise, the 2006 Plan does not permit the transfer of awards other than by beneficiary designation, will, or by the laws of descent or distribution, and only the participant may exercise an award during his or her lifetime.

     Preemptive Rights. The 2006 Plan provides that no shares will be issued thereunder in violation of any preemptive rights held by any stockholder of the Company.

     Adjustments upon Merger or Change in Control. The 2006 Plan provides that in the event of a merger with or into another corporation or our "change in control," including the sale of all or substantially all of our assets, and certain other events, our Board or the Administrator may, in its discretion, provide for the assumption or substitution of, or adjustment to, each outstanding award; accelerate the vesting of options and stock appreciation rights, and terminate any restrictions on stock awards or cash awards; provide for the cancellation of awards in exchange for a cash payment to the participant; or provide for the cancellation of awards that have not been exercised or redeemed as of the relevant event.

     Amendment and Termination of the 2006 Plan. The administrator has the authority to amend, alter, or discontinue the 2006 Plan, subject to the approval of the stockholders to the extent required by applicable laws. No amendment may impair the rights of any outstanding award without the agreement of the participant.

Certain Federal Income Tax Information

     The following is a general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the

2006 Plan. The federal tax laws may change and the federal, state, and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different.

Tax Effects for Participants

     Incentive Stock Options. For federal income tax purposes, an optionee does not recognize taxable income when an incentive stock option is granted or upon its exercise. When an incentive stock option is exercised, however, the difference between the option exercise price and the fair market value of the shares on the exercise date is an adjustment in computing the holder's alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the optionee's regular tax for the year.

     An optionee who disposes of shares acquired by exercise of an incentive stock option more than two years after the option is granted and one year after its exercise recognizes a long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not met and the sale price exceeds the exercise price, the optionee generally will recognize ordinary income as of the exercise date equal to the difference between the exercise price and the lower of the sale price of the shares or their fair market value on the exercise date. Any gain or loss recognized on such premature sale of the shares in excess of the amount of ordinary income is characterized as capital gain or loss. If the holding periods are not met and the sale price is less than the exercise price, the option will recognize a capital loss equal to the difference between the exercise price and the sale price.

     Nonstatutory Stock Options. A participant who receives a nonstatutory stock option with an exercise price equal to or greater than the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option, but will realize ordinary income when he or she exercises the option, equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price. Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercise by an employee or former employee of the Company is subject to tax withholding by us.

     Stock Awards. A participant who receives a stock award that is not subject to a "substantial risk of forfeiture" will recognize ordinary income at the time of grant equal to the difference between the fair market value of the stock on the date of grant less the amount paid for the stock, if any. A restricted stock award is subject to a "substantial risk of forfeiture" within the meaning of
Section 83 of the Code to the extent the award will be forfeited if the participant ceases to provide services to us. A participant who receives a stock award that is subject to a "substantial risk of forfeiture" will not recognize ordinary income at the time of grant, but will recognize ordinary income on the date or dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant's ordinary income is measured as the difference between the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture less the amount paid for the stock, if any.

     The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the fair market value of the stock on the date of award less the amount paid for the stock, if any, and the capital gain holding period commences on such date. The ordinary income recognized by an employee or former employee will be subject to tax withholding by us. If the stock award consists of stock units, no taxable income is reportable when stock units are granted to a participant or upon vesting. Upon settlement, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the stock units.

     Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to or greater than the fair market value of the stock on the date of grant is granted to a participant or upon vesting. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares or cash received. If the participant receives shares upon exercise, any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

     Cash Awards. Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received by an employee or former employee will be subject to tax withholding by us.

     Tax Effect for Us. Unless limited by Section 162(m) or Section 280G of the Code, we generally will be entitled to a tax deduction in connection with an award under the 2006 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonstatutory stock option).

     Section 162(m) Limits. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to the chief executive officer and each of the four other most highly paid executive officers. Certain performance-based compensation is not subject to the deduction limit. The 2006 Plan is qualified such that awards under the Plan may constitute performance-based compensation not subject to Section 162(m) of the Code. One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2006 Plan provides that the maximum number of shares for which awards may be made to any employee, in any calendar year, is 100,000, except that in connection with his or her initial service, an awardee may be granted awards covering up to an additional 50,000 shares. The maximum amount payable pursuant to that portion of a cash award granted under the 2006 Plan for any fiscal year to any employee that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code may not exceed $500,000.

     Section 409A. Section 409A of the Code makes compensation that is deferred under a nonqualified deferred compensation arrangement taxable generally on the date of grant (or when vested, if later) and subject to additional taxes and interest, unless certain requirements are met. These requirements may apply to some types of awards available under the 2006 Plan. In addition, certain actions may subject an award to which these requirements do not otherwise apply to Code
Section 409A. The 2006 Plan provides that it and awards granted thereunder are intended to comply with the requirements of Section 409A of the Code, and are to be interpreted in a manner consistent with that intention.

     Section 280G Limits. Section 280G of the Code limits the amount of certain compensation payable upon a change in control of the Company, so-called "parachute payments." If stock options or other awards vest upon a change in control, or if other payments contingent upon such a change in control are made, the vesting or payment may in whole or in part result in a nondeductible parachute payment. In addition, the recipient of the parachute payment would be subject to a 20% excise tax that we would be required to withhold in addition to federal income tax. The 2006 Plan provides discretion to the Board to provide for the vesting of awards upon a change in control.

New Plan Benefits

     We have no current plans, proposals, or arrangements to grant any awards under the 2006 Plan.

Amendment and Termination

     The administrator may amend the 2006 Plan at any time or from time to time or may terminate it, but any such amendment shall be subject to the approval of the stockholders in the manner and to the extent required by applicable law, rules, or regulations. Nevertheless, no action by the administrator or the stockholders may alter or impair any option or other type of award under the 2006 Plan, unless mutually agreed otherwise between the holder of the award and the administrator. The 2006 Plan will continue in effect for a term of ten years, unless terminated earlier in accordance with the provisions of the 2006 Plan.

The Company's board of directors unanimously recommends a vote FOR Proposal No. 2 to approve the 2006 Equity Incentive Plan.



                                    AUDITORS

The Company has selected BKR Cornwell Jackson to be its principal accountants for the current fiscal year.

Their fees for the fiscal year ended December 31, 2005, were as follows:

Description of Service                Amount of Fee
----------------------                -------------
  Audit Fees                           $59,420
  Financial Information System
    Design and Implementation Fees       -0-
  Other Fees                           $12,000 (1)
--------------------------------------------------------------------------------
     (1) Fees billed for the review of quarterly report on Form 10-Q for the periods ended September 30, 2005, June 30,2005 and March 31, 2005.

A representative of BKR Cornwell Jackson will be present at the shareholders' meeting and will have the opportunity to make a statement if he desires to do so. Further, the representative of BKR Cornwell Jackson will be available to respond to appropriate questions.


                   SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE
                        2007 ANNUAL SHAREHOLDERS MEETING

Shareholders who wish to submit proposals for inclusion in the proxy statement and for consideration at the annual meeting must do so on a timely basis. In order to be included in the proxy statement for the 2006 annual meeting, proposals must relate to proper subjects and must be received by the Corporate Secretary, DGSE Companies, Inc., 2817 Forest Lane, Dallas, Texas 75234, before January 20, 2007.


                                  OTHER MATTERS

The Board of Directors does not know of any other matters that will be presented for action at the meeting. However, if any matters properly come before the meeting or any adjournments, it is intended that the holders of the proxies named in the accompanying proxy will have discretionary authority to vote the shares represented by the proxies in accordance with their best judgment.


                                              By Order of the Board of Directors


                                              Dr. L. S. SMITH, Ph.D
                                               Chairman of the Board
                                               and Secretary

Appendix A


                              DGSE COMPANIES, INC.
                             Audit Committee Charter


Organization

This charter governs the operations of the Audit Committee of Dallas Gold & Silver Exchange, Inc. The Audit Committee shall review and reassess this charter on at least an annual basis and obtain the approval of the Board of Directors. The Audit Committee shall be appointed by the Board of Directors and shall consist of at least three directors, two of whom are independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company and meet the standards of independence required by the NASDAQ or any other exchange on which the common stock of Dallas Gold & Silver Exchange, Inc. is traded. The members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the audit committee, and at least one member shall have accounting or related financial management expertise as required by the rules of the NASDAQ or any other exchange on which the common stock of Dallas Gold & Silver Exchange, Inc. is traded.

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board of Directors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the audit committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel at the Company's expense, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible to best react to changing conditions and circumstances. The audit committee should take the appropriate actions to set the overall corporate "tone' for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

     o The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Audit Committee and the Board shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Audit Committee shall review and recommend to the Board the selection of the Company's independent auditors.

     o The Audit Committee shall review the interim financial statements with management0 prior to the filing of the Company's Quarterly Reports on Form 1O-Q. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to. be communicated to the audit committee by the independent auditors under generally accepted auditing standards. The chair of the Audit Committee may represent the entire committee for the purposes of this review.

     o The Audit Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Reports on Form 1O-K (or the annual reports to shareholders if distributed prior to the filing of Form 1O-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the audit committee by the independent auditors under generally accepted auditing standards.

Appendix B

                              DGSE COMPANIES, INC.
                           2006 EQUITY INCENTIVE PLAN

     Purpose of the Plan. The purpose of this Plan is to encourage ownership in the Company by key personnel whose long-term service the Company considers essential to its continued progress and, thereby, encourage recipients to act in the stockholders' interest and share in the Company's success.

     Definitions. As used herein, the following definitions shall apply:

         "Administrator" shall mean the Board, any Committees, or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

         "Affiliate" shall mean any entity that is directly or indirectly in control of or controlled by the Company, or any entity in which the Company has a significant ownership interest as determined by the Administrator.

         "Applicable Laws" shall mean the requirements relating to the administration of stock plans under federal and state laws; any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company's agreement with such exchange or quotation system; and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, to the laws of such jurisdiction.

         "Award" shall mean, individually or collectively, a grant under the Plan of an Option, Stock Award, SAR, or Cash Award.

         "Awardee" shall mean a Service Provider who has been granted an Award under the Plan.

         "Award Agreement" shall mean an Option Agreement, Stock Award Agreement, SAR Agreement, or Cash Award Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

         "Board" shall mean the Board of Directors of the Company.

         "California Qualification Period" shall mean any period during which the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968.

         "Cash Award" shall mean a bonus opportunity awarded under Section 13 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the "Cash Award Agreement").

         "Change in Control" shall mean any of the following, unless the Administrator provides otherwise: any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately before such transaction); the sale of all or substantially all of the Company's assets to any other person or entity (other than a wholly-owned subsidiary of the Company); the acquisition of beneficial ownership of a controlling interest (including power to vote) in the outstanding shares of Common Stock by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Exchange Act); the dissolution or liquidation of the Company; a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board; or any other event specified, at the time an Award is granted or thereafter, by the Board or a Committee. Notwithstanding the foregoing, the term "Change in Control" shall not include any underwritten public offering of Shares registered under the Securities Act of 1933, as amended.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Committee" shall mean a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

         "Common Stock" shall mean the common stock of the Company.

         "Company" shall mean DGSE Companies, Inc., a Nevada corporation, or its successor.

         "Consultant" shall mean any natural person, other than an Employee or Director, who performs bona fide services for the Company or an Affiliate as a consultant or advisor.

         "Conversion Award" has the meaning set forth in Section 4(b)(xii) of the Plan.

         "Director" shall mean a member of the Board.

         "Disability"  shall mean  permanent and total  disability as defined in
Section 22(e)(3) of the Code, or, if required by applicable law, the inability in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant's position with the Company or an Affiliate because of the sickness or injury of the Participant.

         "Employee" shall mean an employee of the Company or any Affiliate, and may include an Officer or Director. Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual's status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise; (ii) any leave of absence approved by the Company or an Affiliate;
(iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates;
(iv) any change in the Awardee's status from an employee to a Consultant or Director; and (v) an employee who, at the request of the Company or an Affiliate, becomes employed by any partnership, joint venture, or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean, unless the Administrator determines otherwise, as of any date, the closing price for such Common Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day for which a sale was reported), as reported in such source as the Administrator shall determine.

         "Grant Date" shall mean the date upon which an Award is granted to an Awardee pursuant to this Plan.

         "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

         "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

         "Option" shall mean a right granted under Section 8 of the Plan to purchase a certain number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the "Option Agreement"). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

         "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of grant, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

         "Participant" shall mean the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

         "Plan" shall mean this DGSE Companies, Inc. 2006 Equity Incentive Plan.

         "Qualifying  Performance  Criteria" shall have the meaning set forth in
Section 14(b) of the Plan.

         "Related Corporation" shall mean any Parent or Subsidiary.

         "Service Provider" shall mean an Employee, Officer, Director, or Consultant.

         "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

         "Stock Award" shall mean an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting, and transferability of which is subject during specified periods to such conditions (including continued service or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the "Stock Award Agreement").

         "Stock Appreciation Right" or "SAR" shall mean an Award, granted alone or in connection with an Option, that pursuant to Section 12 of the Plan is designated as a SAR. The terms of the SAR are expressed in the agreement or other documents evidencing the Award (the "SAR Agreement").

         "Stock Unit" shall mean a bookkeeping entry representing an amount equivalent to the fair market value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

         "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of grant, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

         "Ten-Percent Stockholder" shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Related Corporation).

         "Termination Date" shall mean the date of a Participant's Termination of Service, as determined by the Administrator in its sole discretion.

         "Termination of Service" shall mean ceasing to be a Service Provider. However, for Incentive Stock Option purposes, Termination of Service will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Related Corporations. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Service.

     Stock Subject to the Plan.
     --------------------------

          Aggregate Limits.
          -----------------

          The maximum aggregate number of Shares that may be issued under the Plan through Awards is 750,000 Shares. Notwithstanding the foregoing, the maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 750,000 Shares. The limitations of this
     Section 3(a)(i) shall be subject to the adjustments provided for in Section 15 of the Plan.

          Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available to grant under the Plan. Notwithstanding the foregoing, the aggregate number of shares of Common Stock that may be issued under the Plan upon the exercise of Incentive Stock Options shall not be increased for restricted Shares that are forfeited or repurchased. Notwithstanding anything in the Plan, or any Award Agreement to the contrary, Shares attributable to Awards transferred under any Award transfer program shall not be again available for grant under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

          Code Section 162(m) Limit. Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 100,000, except that in connection with his or her initial service, an Awardee may be granted Awards covering up to an additional 50,000 Shares. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 15 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" under Code Section 162(m).

     Administration of the Plan.
     ---------------------------

          Procedure.
          ----------

          Multiple Administrative Bodies. The Plan shall be administered by the Board or one or more Committees, including such delegates as may be appointed under paragraph (a)(iv) of this Section 4.

          Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, Awards to "covered employees" within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be "covered employees" in the future shall be made by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), Awards to Officers and Directors shall be made in such a manner to satisfy the requirement for exemption under Rule 16b-3.

          Other Administration. The Board or a Committee may delegate to an authorized Officer or Officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act; or (B) at the time of such approval, "covered employees" under Section 162(m) of the Code.

          Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

     Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its sole discretion:

          to select the Service Providers of the Company or its Affiliates to whom Awards are to be granted hereunder;

          to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

          to determine the type of Award to be granted to the selected Service Provider;

          to approve the forms of Award Agreements for use under the Plan;

          to determine the terms and conditions, consistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include the exercise or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

          to correct administrative errors;

          to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

          to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures, and handling of stock certificates that vary with local requirements; and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

          to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

          to modify or amend each Award, including the acceleration of vesting, exercisability, or both; provided, however, that any modification or amendment of an Award is subject to Section 16 of the Plan and may not materially impair any outstanding Award unless agreed to by the Participant;

          to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued pursuant to an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

          to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights, or other stock awards held by service providers of an entity acquired by the Company (the "Conversion Awards"). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

          to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

          to determine whether Awards will be settled in Shares, cash, or in any combination thereof;

          to determine whether to provide for the right to receive dividends or dividend equivalents;

          to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

          to impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

     to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash, or a combination of both, the amount of which is determined by reference to the value of the Award; and

          to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

     Effect of Administrator's Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

     Eligibility. Awards may be granted to Service Providers of the Company or any of its Affiliates.

     Effective Date and Term of the Plan. Subject to stockholder approval, the Plan shall become effective upon its adoption by the Board. Options, SARs, and Cash Awards may be granted immediately thereafter; provided, that no Option or SAR may be exercised and no Stock Award may be granted under the Plan until it is approved by the stockholders of the Company, in the manner and to the extent required by Applicable Law, within 12 months after the date of adoption by the Board. The Plan shall continue in effect for a term of ten years from the date of the Plan's adoption by the Board unless terminated earlier under Section 16 herein.

     Term of Award. The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten years from the Grant Date or such shorter term as may be provided in the Award Agreement.

     Options. The Administrator may grant an Option or provide for the grant of an Option, from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including the achievement of performance goals, and for the satisfaction of an event or condition within the control of the Awardee or within the control of others.

         Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option; (ii) the type of Option; (iii) the exercise price of the Shares and the means of payment for the Shares; (iv) the term of the Option; (v) such terms and conditions on the vesting or exercisability of an Option, or both, as may be determined from time to time by the Administrator; (vi) restrictions on the transfer of the Option and forfeiture provisions; and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

         Exercise  Price.  The per share  exercise  price  for the  Shares to be
issued   pursuant  to  exercise  of  an  Option  shall  be   determined  by  the
Administrator, subject to the following:

                  In the case of an Incentive Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. Notwithstanding the foregoing, if any Incentive Stock Option is granted to a Ten-Percent Stockholder, then the exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date.

                  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. The per Share exercise price may also vary according to a predetermined formula; provided, that the exercise price never falls below 100% of the Fair Market Value per Share on the Grant Date.

                  Notwithstanding the foregoing, during any California Qualification Period, the per Share exercise price of an Option shall be determined by the Administrator but shall not be less than 100% (or 110% in the case of a person who is a Ten-Percent Stockholder on the date of grant of such Option) of the Fair Market Value of a share of Common Stock on the Grant Date.

                  Notwithstanding the foregoing, at the Administrator's discretion, Conversion Awards may be granted in substitution or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution or conversion.

         Vesting Period and Exercise Dates. Options granted under this Plan shall vest, be exercisable, or both, at such times and in such installments during the Option's term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued service, the passage of time, or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option. Notwithstanding the foregoing, during any California Qualification
Period, an Option awarded to anyone other than an Officer, Director, or Consultant of the Company shall vest at a rate of at least 20% per year.

         Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. The consideration, determined by the Administrator (or pursuant to authority expressly delegated by the Board, a Committee, or other person), and in the form and amount required by applicable law, shall be actually received before issuing any Shares pursuant to the Plan; which consideration shall have a value, as determined by the Board, not less than the par value of such Shares. Acceptable forms of consideration may include:

                  cash;

                  check or wire transfer;

                  subject to any conditions or limitations established by the Administrator, other Shares that have a Fair Market Value on the date of surrender or attestation that does not exceed the aggregate exercise price of the Shares as to which said Option shall be exercised;

                  consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator to the extent that this procedure would not violate Section 402 of the Sarbanes-Oxley Act of 2002, as amended;

                  cashless exercise, subject to any conditions or limitations established by the Administrator;

                  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

                  any combination of the foregoing methods of payment.

         Incentive Stock Option Limitations.
         -----------------------------------

         Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Related Corporations may be granted Incentive Stock Options.

         $100,000 Limitation. Notwithstanding the designation "Incentive Stock Option" in an Option Agreement, if the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Related Corporations) exceeds $100,000, then the portion of such Options that exceeds $100,000 shall be treated as Nonstatutory Stock Options. An Incentive Stock Option is considered to be first exercisable during a calendar year if the Incentive Stock Option will become exercisable at any time during the year, assuming that any condition on the Awardee's ability to exercise the Incentive Stock Option related to the performance of services is satisfied. If the Awardee's ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. However, because an acceleration provision is not taken into account before its triggering, an Incentive Stock Option that becomes exercisable for the first time during a calendar year by operation of such provision does not affect the application of the $100,000 limitation with respect to any Incentive Stock Option (or portion thereof) exercised before such acceleration. The Fair Market Value of the Shares shall be determined as of the Grant Date.

         Leave of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed three months, unless the right to reemployment upon expiration of such leave is provided by statute or contract. If the period of leave exceeds three months and the Awardee's right to reemployment is not provided by statute or contract, the Awardee's employment with the Company shall be deemed to terminate on the first day immediately following such three-month period, and any Incentive Stock Option granted to the Awardee shall cease to be treated as an Incentive Stock Option and shall terminate upon the expiration of the three-month period starting on the date the employment relationship is deemed terminated.

         Transferability. The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. Notwithstanding the foregoing, the Administrator, in its sole discretion, may allow the Awardee to transfer his or her Incentive Stock Option to a trust where under Section 671 of the Code and other Applicable Law, the Awardee is considered the sole beneficial owner of the Option while it is held in the trust. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option.

         Exercise Price. The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

         Ten-Percent Stockholder. If any Incentive Stock Option is granted to a Ten-Percent Stockholder, then the Option term shall not exceed five years measured from the date of grant of such Option.

         Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify as Incentive Stock Options, to the extent determined desirable by the Administrator, under the applicable provisions of Section 422 of the Code.

     Exercise of Option.
     -------------------

         Procedure for Exercise; Rights as a Stockholder.
         ------------------------------------------------

          Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.

          An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes.

          Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

          The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

          Effect of Termination of Service on Options.
          --------------------------------------------

          Generally. Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period as is specified in the Award Agreement to the extent that the Option is vested on the Termination Date (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). Notwithstanding the foregoing, upon a Participant's Termination of Service during any California Qualification Period, other than due to death, Disability, or cause, the Participant may exercise his or her Option (A) at any time on or before the date determined by the Administrator, which date shall be at least 30 days after the Participant's Termination Date (but in no event later than the expiration of the term of such Option); and (B) only to the extent that the Participant was entitled to exercise such Option on the Termination Date. In the absence of a specified time in the Award Agreement, the vested portion of the Option will remain exercisable for three months following the Participant's Termination Date. Unless otherwise provided by the Administrator, if on the Termination Date the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will automatically revert to the Plan. If after the Termination of Service the

     Participant does not exercise his or her Option within the time specified by the Administrator, the Option will automatically terminate, and the Shares covered by such Option will revert to the Plan.

          Disability of Awardee. Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period as is specified in the Award Agreement to the extent the Option is vested on the Termination Date (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). Notwithstanding the foregoing, during any California Qualification Period, upon a Participant's Termination of Service due to his or her Disability the Participant may exercise his or her Option (A) at any time on or before the date determined by the Administrator, which date shall be at least six months after the Termination Date (but in no event later than the expiration date of the term of his or her Option); and (B) only to the extent that the Participant was entitled to exercise such Option on the Termination Date. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following the Participant's Termination Date. Unless otherwise provided by the Administrator, if at the time of Disability the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will automatically revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will automatically revert to the Plan.

          Death of Awardee. Unless otherwise provided for by the Administrator, if a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated before the Participant's death in a form acceptable to the Administrator. Notwithstanding the foregoing, during any California Qualification Period, if the Participant dies before his or her Termination of Service, the Participant's Option may be exercised by the Participant's designated beneficiary (A) at any time on or before the date determined by the Administrator, which date shall be at least six months after the date of death (but in no event later than the expiration date of the term of his or her Option); and (B) only to the extent that the Participant was entitled to exercise the Option at the date of death. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person or persons to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following Participant's death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

     Stock Awards.
     -------------

         Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number; (ii) the purchase price, if any, of the

Shares, and the means of payment for the Shares; (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retained, or vested, as applicable; (iv) such terms and conditions on the grant, issuance, vesting, or forfeiture of the Shares, as applicable, as may be determined from time to time by the Administrator; (v) restrictions on the transferability of the Stock Award; and
(vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

         Notwithstanding the foregoing, during any California Qualification Period, the purchase price for restricted Shares shall be determined by the Administrator, but shall not be less than 85% (or 100% in the case of a person who is a Ten-Percent Stockholder on the date of grant of such restricted stock) of the Fair Market Value of a share of Common Stock on the date of grant of such restricted stock.

              Restrictions  and  Performance  Criteria.   The  grant,  issuance,
retention, and vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations, or completion of service by the Awardee. Notwithstanding the foregoing, during any California Qualification Period, restricted stock awarded to anyone other than an Officer, Director, or Consultant of the Company shall vest at a rate of at least 20% per year.

         Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing.

              Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee's Termination of Service, the unvested Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares pursuant to such Stock Award, the Company shall have a right to repurchase the unvested portion of such Shares at the original price paid by the Participant, provided that during any California Qualification Period, the Company must exercise such right to repurchase (i) for either cash or cancellation of purchase money indebtedness for such unvested Shares; and
(ii) within 90 days of such Termination of Service.

              Rights as a Stockholder. Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall be entitled to receive dividend payments as if he or she were an actual stockholder.

         Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a SAR may be granted to a Service Provider at any time and from time to time as determined by the Administrator in its sole discretion.

              Number of SARs. The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider.

              Exercise Price and Other Terms. The per SAR exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the other terms and conditions of SARs granted under the Plan.

              Exercise of SARs. SARs shall be exercisable on such terms and conditions as the Administrator, in its sole discretion, shall determine.

              SAR  Agreement.  Each  SAR  grant  shall  be  evidenced  by a  SAR
Agreement  that  will  specify  the  exercise  price,  the term of the SAR,  the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

              Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the SAR Agreement. Notwithstanding the foregoing, the rules of Section 10(b) will also apply to SARs.

              Payment of SAR Amount. Upon exercise of a SAR, the Participant shall be entitled to receive a payment from the Company in an amount equal to the difference between the Fair Market Value of a Share on the date of exercise over the exercise price of the SAR. This amount shall be paid in cash, Shares of equivalent value, or a combination of both, as the Administrator shall determine.

         Cash Awards. Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established by the Administrator for a performance period.

              Cash Award. Each Cash Award shall contain provisions regarding (i) the performance goal or goals and maximum amount payable to the Participant as a Cash Award; (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment; (iii) the period as to which performance shall be measured for establishing the amount of any payment;
(iv) the timing of any payment earned by virtue of performance; (v) restrictions on the alienation or transfer of the Cash Award before actual payment; (vi) forfeiture provisions; and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Awardee that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall not exceed $500,000.

              Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance or personal performance evaluations or both. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing.

              Timing and Form of Payment. The Administrator shall determine the timing of payment of any Cash Award. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

              Termination of Service. The Administrator shall have the discretion to determine the effect of a Termination of Service on any Cash Award due to (i) disability, (ii) retirement, (iii) death, (iv) participation in a voluntary severance program, or (v) participation in a work force restructuring.

         Other Provisions Applicable to Awards.
         --------------------------------------

              Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the
Participant,  only by the  Participant.  If the  Administrator  makes  an  Award transferable,  either  at the time of  grant or  thereafter,  such  Award  shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be bound by such terms upon acceptance of such transfer. Notwithstanding the foregoing, during any California Qualification Period, an Award may not be transferred in any manner other than by will, by the laws of descent and distribution, or as permitted by Rule 701 of the Securities Act of 1933, as amended, as the Administrator may determine.

              Qualifying  Performance  Criteria.  For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, applied to either the Company as a whole or to a business unit, Affiliate, Related Corporations, or business segment, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified in the Award by the Committee: (i) cash flow,
(ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average stockholders' equity, (vii) total stockholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin,
(xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity, (xxiv) EBITDA, and
(xxv) any other similar criteria. The Committee, in its discretion, may modify these criteria to exclude any of the following events that may occur during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles, or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year. At all times, however, the criterion must be a valid Qualified Performance Criterion for purposes of Section 162(m) of the Code. The Committee may not change the performance goals or criteria for any Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) for any period that has already been approved by the Committee.

              Certification. Before payment of any compensation under an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

              Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to "covered employees" within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retained, or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

              Section 409A. Notwithstanding anything in the Plan to the contrary, it is the Company's intent that all Awards granted under this Plan comply with Section 409A of the Code, and each Award shall be interpreted in a manner consistent with that intention.

              Financial Information. During any California Qualification Period, the Company shall at least annually provide financial statements to Participants as required by Section 260.140.46 of the California Code of Regulations.

         Adjustments  upon  Changes in  Capitalization,  Dissolution,  Merger or
         -----------------------------------------------------------------------
Asset Sale.
-----------

              Changes in Capitalization. Subject to any required action by the stockholders of the Company, (i) the number and kind of Shares covered by each outstanding Award, and the number and kind of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award; (ii) the price per Share subject to each such outstanding Award; and (iii) the Share limitations set forth in Section 3 of the Plan, may be appropriately adjusted if any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company through a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, merger, consolidation, reorganization, recapitalization, reincorporation, spin-off, dividend in property other than cash, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other transaction effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." The Administrator shall make such adjustment in its sole discretion, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

              Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable before the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option to be fully vested and exercisable until ten days before such proposed transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse before the proposed transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately before the consummation of such proposed transaction.

              Change in Control. If there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee, or board of directors of any surviving entity or acquiring entity may, in its discretion,
(i) provide for the assumption, continuation or substitution (including an award to acquire substantially the same type of consideration paid to the stockholders in the transaction in which the Change in Control occurs) of, or adjustment to, all or any part of the Awards; (ii) accelerate the vesting of all or any part of the Options and SARs and terminate any restrictions on all or any part of the Stock Awards or Cash Awards; (iii) provide for the cancellation of all or any part of the Awards for a cash payment to the Participants; and (iv) provide for the cancellation of all or any part of the Awards as of the closing of the Change in Control; provided, that the Participants are notified that they must exercise or redeem their Awards (including, at the discretion of the Board or Committee, any unvested portion of such Award) at or before the closing of the Change in Control.

         Amendment and Termination of the Plan.
         --------------------------------------

              Amendment and Termination. The Administrator may amend, alter, or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law.

              Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially impair the rights of any Award, unless agreed otherwise between the Participant and the Administrator. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan before the date of such termination.

              Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         Designation of Beneficiary.
         ---------------------------

              An Awardee may file a written designation of a beneficiary who is to receive the Awardee's rights pursuant to Awardee's Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

              The Awardee may change such designation of beneficiary at any time by written notice. If an Awardee dies and no beneficiary is validly designated under the Plan who is living at the time of such Awardee's death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law.

         No Right to Awards or to Service. No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the service of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Service Provider or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

         Preemptive Rights. No Shares will be issued under the Plan in violation of any preemptive rights held by any stockholder of the Company.

         Legal Compliance. No Share will be issued pursuant to an Award under the Plan unless the issuance and delivery of such Share, as well as the exercise of such Award, if applicable, will comply with Applicable Laws. Issuance of Shares under the Plan shall be subject to the approval of counsel for the Company with respect to such compliance. Notwithstanding anything in the Plan to the contrary, the Plan is intended to comply with the requirements of Section 409A of the Code and shall be interpreted in a manner consistent with that intention.

         Inability to Obtain Authority. To the extent the Company is unable to or the Administrator deems that it is not feasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         Notice. Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

         Governing Law; Interpretation of Plan and Awards.
         -------------------------------------------------

              This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Nevada.

              If any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid, and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid, or unenforceable provision.

              The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

              The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors, and assigns.

              All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. If the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator's decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator's decision, and the Awardee shall as a condition to the receipt of an Award be deemed to waive explicitly any right to judicial review.

         Limitation on Liability. The Company and any Affiliate or Related Corporation that is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee, or any other persons as to:

              The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

              Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

         Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations that may be created by the Plan; no such obligation of the Company shall be deemed secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

              IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan, effective as of _____________, 2006.


                                                     DGSE COMPANIES, INC.


                                                  By:
                                                     ---------------------------

                                                 Its:
                                                     ---------------------------


PROXY         DGSE Companies, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Dr. L. S. Smith and John Benson as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote as designed below, all the shares of Common Stock of DGSE Companies, Inc. held of record by the undersigned on May 1, 2006, at the Annual Meeting of Shareholders to be held June 27, 2006, or any adjournment thereof.

1. ELECTION OF DIRECTORS

     FOR  all  nominees listed  below(except    WITHHOLD AUTHORITY to vote for
     as marked to the contrary below) ____      all nominees listed  ____

     INSTRUCTION: To withhold authority to vote for any individual, cross out the nominee's name in the List below.

     Dr. L. S. Smith - W. H. Oyster - William P. Cordeiro Craig Alan-Lee - Paul Hagen

2. APPROVAL OF the 2006 Equity Incentive Plan

    FOR    _____        AGAINST  ______      ABSTAIN FROM VOTING  _______

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.




THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2.

                                          Please  sign  exactly  as name  below.
                                          When shares are held by joint tenants,
                                          both  should  sign.  When  signing  as
                                          attorney, as executor,  administrator,
                                          trustee or guardian,  please give full
                                          title  as  such.  If  a   corporation,
                                          please sign in full  corporate name by
                                          President or other authorized officer.
                                          If  a  partnership,   please  sign  in
                                          partnership name by authorized person.


                                          Dated:__________________________, 2006

                                          Signature_____________________________

                                          Signature if held jointly_____________

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.